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                                                                 Exhibit (h)(14)


                             AGREEMENT AND PLAN OF
                  REORGANIZATION, CONVERSION AND TERMINATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION, CONVERSION AND TERMINATION is made as of the 8th day of February, 2000, by and between Northern Funds, a Massachusetts business trust (the "Registrant"), on behalf of each of its series (each a "Fund" and collectively the "Funds"), and Northern Funds (the "Trust"), a Delaware business trust.

     This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the reorganization (a "Reorganization") of each Fund as a new series of the Trust (each a "Successor Fund" and collectively the "Successor Funds"). Each Reorganization will include the transfer of all of the assets of a Fund to a corresponding Successor Fund of the Trust solely in exchange for (1) the assumption by the Successor Fund of all liabilities of the Fund and (2) the issuance by the Trust to the Fund of shares of beneficial interest (herein referred to as "Shares") of the Successor Fund. The aggregate number of Shares of each subseries (hereafter "class") of the Successor Fund (the "Successor Fund Shares") issued to the Fund will be equal to the number of shares of beneficial interest ("Shares") of the corresponding Fund class outstanding immediately before the Reorganization. These transactions will be promptly followed by a pro rata distribution by each Fund of the Successor Fund Shares it receives in the exchange described above to the holders of corresponding Fund Shares in exchange for those Fund Shares, in liquidation of each Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

     In consideration of the promises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows.

1. Transfer of Assets of the Funds in Exchange for Assumption of Liabilities and Issuance of Successor Fund Shares

    1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, each Fund agrees to transfer all of its assets (as described in paragraph 1.2) and to assign and transfer all of its liabilities to a corresponding Successor Fund organized solely for the purpose of acquiring all of the assets and assuming all of the liabilities of that Fund. The Trust, on behalf of each Successor Fund, agrees that in exchange for all of the assets of the corresponding Fund: (1) the Successor Fund shall assume all of the liabilities of such Fund, whether contingent or otherwise, then existing including, without limitation, all fees and expenses incurred in connection with the transactions contemplated hereby and (2) the Trust shall issue Successor Fund Shares to the Fund. The number of Successor Fund Shares of each class to be issued by the Trust on behalf of each Successor Fund will be identical to the number of Shares of the corresponding class and Fund outstanding on the Closing Date provided for in paragraph 3.1. Such transactions shall take place at the Closing provided for in paragraph 3.1.
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     1.2  The assets of each Fund to be acquired by the corresponding Successor
Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), any tax operating losses, any claims or rights of action or rights to register Shares under applicable securities laws, any books or records of the Fund and other property owned by the Fund and any deferred or prepaid expenses shown as assets on the books of the Fund on the Closing Date provided for in paragraph 3.1.

     1.3 Immediately after delivery to each Fund of corresponding Successor Fund Shares, a duly authorized officer of Registrant shall cause each Fund, as the sole Shareholder of the corresponding Successor Fund, to (i) elect the Trustees of the Trust; (ii) ratify the selection of the Trust's independent auditors; (iii) approve an investment advisory agreement for the Successor Fund in substantially the same form as the investment advisory agreement in effect with respect to the Fund immediately prior to the Closing of the Reorganization, and (iv) adopt investment objectives, investment policies and investment restrictions which are substantially identical to those of the Fund immediately prior to the Closing of the Reorganization, including any changes thereto approved by the Shareholders of the Fund at the meeting of Shareholders scheduled for March 21, 2000 (the "Shareholder Meeting").

     1.4 On the Closing Date each Fund will distribute in liquidation the Successor Fund Shares of each class to each Shareholder of record, determined as of the close of business on the Closing Date, of the corresponding class of the Fund pro rata in proportion to such Shareholder's beneficial interest in that class and in exchange for that Shareholder's Shares. Such distribution will be accomplished by the transfer of the Successor Fund Shares then credited to the account of each Fund on the Share records of the Trust to open accounts on those records in the names of such Fund Shareholders and representing the respective pro rata number of each class of the Successor Fund Shares received from the Successor Funds which is due to such Fund Shareholders. Fractional Successor Fund Shares shall be rounded to the third place after the decimal point.

     1.5 Ownership of the Successor Fund Shares by each Successor Fund Shareholder shall be recorded separately on the books of The Northern Trust Company ("Northern Trust"), as the Trust's transfer agent.

     1.6 Any transfer taxes payable upon the issuance of Successor Fund Shares in a name other than the registered holder of the Fund Shares on the books of any Fund shall be paid by the person to whom such Successor Fund Shares are to be distributed as a condition of such transfer.

     1.7 The legal existence of each Fund and the Registrant shall be terminated as promptly as reasonably practicable after the Closing Date. After the Closing Date, each Fund and the Registrant shall not conduct any business except in connection with its liquidation and termination.

2.   Valuation

     2.1 The value of each Fund's assets to be acquired by the Trust on behalf of the corresponding Successor Fund hereunder shall be the net asset value computed as of the

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valuation time provided in the Fund's prospectus(es) on the Closing Date using the valuation procedures set forth in the Fund's current prospectus(es) and statement of additional information.

     2.2 The value of full and fractional Successor Fund Shares of each class to be issued in exchange for each Fund's assets shall be equal to the value of the net assets of the corresponding class of such Fund on the Closing Date, and the number of such Successor Fund Shares of each class shall equal the number of full and fractional Fund Shares outstanding on the Closing Date.

     2.3 All computations of value shall be made by Northern Trust (the "Custodian"), as custodian for the Funds and the Trust.

3.   Closing and Closing Date

     3.1 The transfer of each Fund's assets in exchange for the assumption by the corresponding Successor Fund of the Fund's liabilities and the issuance of Successor Fund Shares to the Fund, as described above, together with related acts necessary to consummate such acts (the "Closing"), shall occur at such place or on such date ("Closing Date") as the parties may agree in writing.

     3.2 At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4.   Representations and Warranties

     4.1 Registrant represents and warrants, on behalf of itself and each Fund, as follows:

          4.1A. At the Closing Date, Registrant, on behalf of the Funds, will have good and marketable title to the assets to be transferred to the Trust, on behalf of the Successor Funds, pursuant to paragraph 1.1, and will have full right, power and authority to sell, assign, transfer and deliver such assets hereunder. Upon delivery and in payment for such assets, the Trust on behalf of the Successor Funds will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act");

          4.1B. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of Registrant. This Agreement constitutes a valid and binding obligation of Registrant and each Fund enforceable in accordance with its terms, subject to the approval of each Fund's Shareholders;

          4.1C. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Registrant, on behalf of the Funds, of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date; and

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          4.1D.  The Registrant will file with the Securities and Exchange
     Commission ("SEC") proxy materials (the "Proxy Statement") complying in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, the 1940 Act, and applicable rules and regulations thereunder, relating to a meeting of its Shareholders to be called to consider and act upon the transactions contemplated herein.

     4.2 The Trust represents and warrants, on behalf of itself and each Successor Fund, as follows:

          4.2A. Successor Fund Shares issued in connection with the transactions contemplated herein will be duly and validly issued and outstanding and fully paid and non-assessable by the Trust;

          4.2B. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Trust, and this Agreement constitutes a valid and binding obligation of the Trust and each Successor Fund enforceable against the Trust and each Successor Fund in accordance with its terms;

          4.2C. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust or the Successor Funds of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date; and

          4.2D. The Trust, on behalf of the Successor Funds, shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws as it may deem appropriate in order to operate after the Closing Date.

5. Conditions Precedent to Obligations of Registrant, the Funds, the Trust and the Successor Funds

     The obligations of Registrant, the Funds, the Trust and the Successor Funds are each subject to the conditions that on or before the Closing Date:

     5.1 This Agreement and the transactions contemplated herein shall have been approved by the Trustees of the Registrant and the Trust and by the requisite vote of the Registrant's Shareholders;

     5.2 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state securities authorities) deemed necessary by the Trust or Registrant to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Trust, Funds, Registrant or Successor Funds, provided that either party hereto may waive any of such conditions for itself or its respective series;

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     5.3  The Registrant and the Trust shall have received on or before the
Closing Date an opinion of Drinker Biddle & Reath LLP satisfactory to them, substantially to the effect that for federal income tax purposes:

          5.3A. The transfer of all of the assets and liabilities of each Fund to its corresponding Successor Fund solely in exchange for the issuance of Successor Fund Shares to the Fund, followed by the distribution in liquidation by the Fund of such Successor Fund Shares to the Fund Shareholders in exchange for their Fund Shares and the termination of the Fund, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Fund and the Successor Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

          5.3B. No gain or loss will be recognized by any Fund upon (i) the transfer of all of its assets to its corresponding Successor Fund solely in exchange for the issuance of Successor Fund Shares to the Fund and the assumption by the Successor Fund of the Fund's liabilities and (ii) the distribution by the Fund of such Successor Fund Shares to the Fund Shareholders;

          5.3C. No gain or loss will be recognized by any Successor Fund upon its receipt of all of the corresponding Fund's assets solely in exchange for the issuance of the Successor Fund Shares to the Fund and the assumption by the Successor Fund of all of the liabilities of the Fund;

          5.3D. The tax basis of the assets acquired by a Successor Fund from its corresponding Fund will be, in each instance, the same as the tax basis of those assets in the Fund's hands immediately prior to the transfer;

          5.3E. The tax holding period of the assets of each Fund in the hands of its corresponding Successor Fund will, in each instance, include the Fund's tax holding period for those assets;

          5.3F. Each Fund's Shareholders will not recognize gain or loss upon the exchange of all of their Shares of the Fund solely for Successor Fund Shares as part of the transaction;

          5.3G. The tax basis of the Successor Fund Shares received by Fund Shareholders in the transaction will be, for each Shareholder, the same as the tax basis of the Fund Shares surrendered in exchange therefor; and

          5.3H. The tax holding period of the Successor Fund Shares received by Fund Shareholders will include, for each Shareholder, the tax holding period for the Fund Shares surrendered in exchange therefor, provided that such Fund Shares were held as capital assets on the date of the exchange.

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     The Registrant and the Trust each agree to make and provide representations with respect to the Funds and the Successor Funds, respectively, that are reasonably necessary to enable Drinker Biddle & Reath LLP to deliver an opinion substantially as set forth in this paragraph 5.3, which opinion may address such other federal income tax consequences, if any, that Drinker Biddle & Reath LLP believes to be material to the Reorganization.

6.   Brokerage Fees

     The Trust, on behalf of the Successor Funds, and Registrant, on behalf of the Funds, each represent and warrant to the other that there are no broker's or finder's fees payable in connection with the transactions contemplated hereby.

7.   Termination

     This Agreement may be terminated by the mutual agreement of the Trust and Registrant and the parties may abandon the reorganization contemplated hereby, notwithstanding approval thereof by the Shareholders of the Registrant, at any time prior to Closing, if circumstances should develop that, in the parties judgment, make proceeding with the Agreement inadvisable.

8.   Amendment

     This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by any Fund's Shareholders, no such amendment may have the effect of changing the provisions for determining the number of Successor Fund Shares to be paid to that Fund's Shareholders under this Agreement to the detriment of such Fund Shareholders without their further approval. Without limiting the foregoing, in the event Shareholder approval of this Agreement and the transactions contemplated herein is obtained with respect to one or more Funds but not with respect to other Funds, with the result that the transactions contemplated by this Agreement may be consummated with respect to one or more, but not all, of the Funds, the Board of Trustees of the Registrant may, in the exercise of its sole and unilateral discretion, determine to either abandon this Agreement with respect to all of the Funds or direct that the transactions described herein be consummated to the degree the Board deems advisable and to the degree such transactions may be lawfully effected.

9.   Headings; Counterparts; Governing Law; Assignment; Survival; Waiver

     9.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     9.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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     9.4  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     9.5 All persons dealing with the Trust, the Funds, Registrant or the Successor Funds must look solely to the property of the Trust, the Funds, Registrant or the Successor Funds, respectively, for the enforcement of any claims against the Trust, the Funds, Registrant or the Successor Funds, as neither the Trustees, officers, agents nor Shareholders of the Trust or Registrant assume any personal liability for obligations entered into on behalf of the Trust or Registrant, respectively. No series of Registrant or the Trust shall be responsible for any obligations assumed by or on behalf of any other series of Registrant or the Trust under this Agreement.

     9.6 The representations, warranties, covenants and agreements of the parties contained herein shall not survive the Closing Date, except for the provisions of Section 1.7.

     9.7 The Trust or the Registrant, after consultation with their respective counsel and by consent of their respective Boards of Trustees, Executive Committees or any officer, may waive any condition to their respective obligations hereunder if, in their or such officer's judgment, such waiver will not have a material adverse effect on the interests of the Shareholders of the Trust and the Registrant.

10.  Notices

     Any notice, report statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Registrant or the Trust, each at 50 South LaSalle Street, Chicago, Illinois 60676, Attention: Secretary.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

NORTHERN FUNDS, a Massachusetts             NORTHERN FUNDS, a Delaware
 business trust                               business trust


By:  /s/ Jylanne M. Dunne                   By:  /s/ Jylanne M. Dunne
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